UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 7, 2010
____________________

Tegal Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction
of incorporation)
000-26824
(Commission
File Number)
68-0370244
(I.R.S. Employer
Identification No.)

2201 South McDowell Boulevard
Petaluma, CA 94954
(Address of Principal Executive Offices)

(707) 763-5600
(Registrant’s telephone number, including area code)

_____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On October 7, 2010, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Tegal Corporation (the “Company”), approved the issuance of 350,000 restricted stock units under the 2007 Equity Incentive Plan (the “Plan”) to Thomas R. Mika, Chief Executive Officer of the Company, The 350,000 restricted stock units will vest: 38,489 cliff vesting on November 5, 2010, 262,500 cliff vesting at one year anniversary dates from November 5, 2010 through November 5, 2013, and 49,011 cliff vesting on November 5, 2014.
And 215,181 restricted stock units to Christine Hergenrother, Chief Financial Officer of the Company.  The 215,181 restricted stock units will vest: 16,495 cliff vesting on November 5, 2010, 161,385 cliff vesting at one year anniversary dates from November 5, 2010 through November 5, 2013, and 37,301 cliff vesting on November 5, 2014.

The vesting of the restricted stock units will be accelerated in the event of a change of control of the Company.  Each restricted stock unit will entitle the executives to receive one share of common stock of the Company.  The shares of the Company’s common stock distributable pursuant to the restricted stock units will be distributed upon vesting.  The executives will have no voting or dividend rights prior to the time when the Company’s common stock is distributed pursuant to the restricted stock units.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2010	TEGAL CORPORATION
	By:	/s/ Christine Hergenrother
	Name: Title:	Christine Hergenrother Chief Financial Officer